UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  March 21, 2016
(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (704) 554-5901
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 21, 2016, Capital Bank Financial Corp. (the “Company ˮ) issued a press release announcing that its wholly owned subsidiary, Capital Bank Corporation (the “Bank ˮ), entered into an agreement on March 18, 2016 with the Federal Deposit Insurance Corporation (“FDIC ˮ) to terminate all existing loss share agreements. A copy of the Termination Agreement is furnished herewith as Exhibit 10.1. The Company made a payment of $3.0 million to the FDIC as consideration for the early termination of the agreements. These loss share agreements were entered into by the Bank in 2010 in conjunction with the Bank acquiring substantially all of the assets and assuming substantially all of the liabilities of three failed banks in FDIC-assisted acquisitions. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1
Termination Agreement between Capital Bank Financial and the Federal Deposit Insurance Corporation, as Receiver of First National Bank of the South in Spartanburg, South Carolina, Metro Bank in Miami, Florida and Turnberry Bank in Aventura, Florida, dated as of March 18, 2016.

Exhibit 99.1	Press Release dated March 21, 2016

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: March 21, 2016	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

Exhibit Index

Exhibit 10.1
Termination Agreement between Capital Bank Financial and the Federal Deposit Insurance Corporation, as Receiver of First National Bank of the South in Spartanburg, South Carolina, Metro Bank in Miami, Florida and Turnberry Bank in Aventura, Florida, dated as of March 18, 2016.

Exhibit 99.1	Press Release dated March 21, 2016